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                                                                       EXHIBIT 3

                               POWER OF ATTORNEY

            To Execute Forms, Schedules, Reports and Other Documents
                     Pursuant to Sections 13 and 16 of the
                  Securities Exchange Act of 1934, as Amended,
                              by and on Behalf of

                       PAUL RAMSAY HOSPITALS PTY. LIMITED


          Know all by these presents, that Paul Ramsay Hospitals Pty. Limited (the "the Company"), hereby constitutes and appoints each of Thomas M. Haythe and Bradley P. Cost, severally, its true and lawful attorney-in-fact to:

          (1) execute for the Company and on behalf of the Company any and all forms, schedules, reports and other documents relating to the Company's direct or indirect ownership of securities that are required to be filed with the Securities and Exchange Commission pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission;

          (2) do and perform any and all acts for the Company and on behalf of the Company which the Company itself could do, if it were personally present, which may be necessary or desirable to complete the execution of such forms, schedules, reports and other documents and the timely filing thereof; and

          (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be necessary, it being understood that the documents executed by such attorney-in-fact on behalf of the Company pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

          To induce any third party to act hereunder, the Company hereby agrees that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party, and the Company for itself and for its successors and assigns,
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hereby agrees to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this instrument.

          IN WITNESS WHEREOF, this Power of Attorney has been duly executed as of this 11th day of June, 1997.

                              PAUL RAMSAY HOSPITALS PTY.
                                 LIMITED


                              By:    /s/ Peter Evans
                                  --------------------------
                                  Name:  Peter Evans
                                  Title: Director